UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, the Board of Directors of Openwave Systems Inc. elected Peter A. Feld as a Class III director of Openwave, which class of directors shall serve until the 2011 annual meeting of stockholders. Mr. Feld was also appointed to the company’s the Nominating and Corporate Governance Committee and the Special Projects Committee.

As a non-employee director of Openwave, Mr. Feld will be entitled to compensation that Openwave pays to its non-employee directors, which is as follows:

1.	Cash compensation: (1) a $25,000 annual retainer; (2) an additional annual retainer in the amount of $5,000 for service on the Nominating and Corporate Governance Committee; (3) if he is appointed to one of the Board’s other standing committee’s in the future, an additional retainer (Audit Committee $15,000, and Compensation Committee $9,000); and (4) he will also be entitled to receive a per meeting fee of $1,500 for any non-standing committee of the Board of which he is a member, including, but not limited to, the Special Projects Committee. In addition, if Mr. Feld is appointed as a chairperson of a committee, he will receive additional cash compensation as described in Openwave’s proxy statement filed with the Securities and Exchange Commission on October 21, 2010, under the caption “Director Compensation.”

2.	Equity Compensation: Mr. Feld will receive stock options and restricted stock awards as described in Openwave’s proxy statement filed with the Securities and Exchange Commission on October 21, 2010, under the caption “Director Compensation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	General Counsel

Dated: August 3, 2011